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                                                                     EXHIBIT 99j



           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 10, 2004, on the financial statements and financial highlights included in the Annual Report to Shareholders for the year ended October 31, 2004, of Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund, Harbor International Fund, Harbor International Growth Fund, Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Short Duration Fund, and Harbor Money Market Fund, the portfolios of Harbor Fund, in Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A, No. 33-5852).



                                                              ERNST & YOUNG LLP



Boston, Massachusetts
February 11, 2005